UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 21, 2012 (June 18, 2012)

DGSE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.

Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 18, 2012, DGSE Companies, Inc., a Nevada corporation (the “Company”), received written notice that the Securities and Exchange Commission (the “SEC”) initiated a private investigation into certain accounting irregularities, disclosed in the Company’s Current Report on Form 8-K, dated April 16, 2012 (the “Accounting Irregularities”), to determine whether any persons or entities engaged in, or are about to engage in, any possible violations of the federal securities laws. The Accounting Irregularities were initially brought to the SEC’s attention by the Company, and the Company continues to cooperate fully with the SEC staff in the investigation.

As announced by the Company on June 4, 2012, the Company was granted until at least October 31, 2012 by NYSE MKT (the “Exchange”) to regain compliance with its continued listing standards. The investigation by the Company and its forensic accountants is ongoing, and management of the Company is working to resolve the issues surrounding the Accounting Irregularities. Management of the Company expects to meet the October 31, 2012 target set by the Exchange for compliance with the Exchange’s continued listing standards (including meeting the applicable SEC reporting requirements) and resumption of trading in its securities.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

None.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: June 21, 2012	By:	/s/ William H. Oyster
William H. Oyster
President